48 Wall Street New York, NY 10005 Tel: 212.269.5550

May 4, 2015

AMG Funds

800 Connecticut Avenue

Norwalk, CT 06854

AMG GW&K Core Bond Fund

Vote Certification Report

We hereby certify that, as of the close of business on February 27, 2015 the records supplied to us show 70,232,007.602 shares of AMG GW&K Core Bond Fund in respect to the Meeting of Shareholders of said fund to be held on May 4, 2015.

D.F. King & Co., Inc. has tabulated 35,277,568 shares, which is 50.23% of the outstanding shares. A breakdown of the vote, by proposal, is attached.

At your request, we have tabulated the proxies received, but do not guarantee the authenticity of the signatures thereon, or assume any responsibility for the legality of any proxy.

Sincerely,

Enrique Negron

Vice president

Enclosures

SHAREHOLDER RESPONSE SUMMARY REPORT

May 4, 2015

AMG GW&K Core Bond Fund

1. Approval of a new subadvisory agreement between the Investment Manager and Gannett Welsh & Kotler, LLC with respect to the Fund.

	No. Shares	% of Outstanding Shares	% of Shares Present
For	24,956,167.00	35.53%	70.74%
Against	715,721.00	1.02%	2.03%
Abstain	1,226,778.00	1.75%	3.48%
Uninstructed	8,378,902.00	11.93%	23.75%
TOTAL	35,277,568.00	50.23%	100.00%

2. Transaction of such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

	No. Shares	% of Outstanding Shares	% of Shares Present
For	22,832,012.00	32.51%	64.72%
Against	2,552,868.00	3.63%	7.24%
Abstain	1,513,784.00	2.16%	4.29%
Uninstructed	8,378,902.00	11.93%	23.75%
TOTAL	35,277,566.00	50.23%	100.00%

STATE OF NEW YORK    )

CITY OF NEW YORK       )

AFFIDAVIT OF MAILING

This is to serve as confirmation that I, Enrique Negron, have caused to be mailed proxy materials for the May 4, 2015 Special Meeting of Shareholders of the AMG GW&K Core Bond Fund, to shareholders of record date via USPS First Class mail.

Said materials were addressed to AMG GW&K Core Bond Fund shareholders as their names and addresses appeared on the records supplied by BNY Mellon Asset Servicing as of record date February 27, 2015. The mailing commenced on March 16, 2015 from Edison, New Jersey.

Enrique Negron Vice President

Sworn to before me this
1st day of May 2015

SIMON E SPENCE Notary Public, State of New York No. 01SP6261954 Qualified in Kings County Commission Expires May 21, 2016

D.F. King & Co., Inc.	Global Resources
an ASTOne Company	Local Service
48 Wall Street • New York, NY 10005 • Tel: 212.269.5550	Customized Solutions
www.dfking.com

SHAREHOLDER RESPONSE SUMMARY REPORT

May 4, 2015

AMG GW&K Core Bond Fund

1. Approval of a new subadvisory agreement between the Investment Manager and Gannett Welsh & Kotler, LLC with respect to the Fund.

	No. Shares	% of Outstanding Shares	% of Shares Present
For	24,956,167.00	35.53%	70.74%
Against	715,721.00	1.02%	2.03%
Abstain	1,226,778.00	1.75%	3.48%
Uninstructed	8,378,902.00	11.93%	23.75%
TOTAL	35,277,568.00	50.23%	100.00%

2. Transaction of such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

	No. Shares	% of Outstanding Shares	% of Shares Present
For	22,832,012.00	32.51%	64.72%
Against	2,552,868.00	3.63%	7.24%
Abstain	1,513,784.00	2.16%	4.29%
Uninstructed	8,378,902.00	11.93%	23.75%
TOTAL	35,277,566.00	50.23%	100.00%

SHAREHOLDER RESPONSE SUMMARY REPORT

May 4, 2015

AMG GW&K Core Bond Fund

Fund Totals:	Shares
Record Total:	70,232,007.602
Shares Voted:	35,277,568.000
Percent present:	50.23%

STATE OF NEW YORK    )

CITY OF NEW YORK       )

AFFIDAVIT OF MAILING

This is to serve as confirmation that I, Enrique Negron, have caused to be mailed proxy materials for the May 4, 2015 Special Meeting of Shareholders of the AMG GW&K Core Bond Fund, to shareholders of record date via USPS First Class mail.

Said materials were addressed to AMG GW&K Core Bond Fund shareholders as their names and addresses appeared on the records supplied by BNY Mellon Asset Servicing as of record date February 27, 2015. The mailing commenced on March 16, 2015 from Edison, New Jersey.

Enrique Negron
Vice President

Sworn to before me this

1st day of May 2015

SIMON E SPENCE Notary Public, State of New York No. 01SP6261954 Qualified In Kings County Commission Expires May 21, 2016

D.F. King & Co., Inc.	Global Resources
an ASTOne Company	Local Service
48 Wall Street • New York, NY 10005 • Tel: 212.269.5550	Customized Solutions
www.dfking.com

48 Wall Street New York, NY 10005 Tel: 212.269.5550

May 4, 2015

AMG Funds

800 Connecticut Avenue

Norwalk, CT 06854

AMG GW&K Core Bond Fund

Vote Certification Report

We hereby certify that, as of the close of business on February 27, 2015 the records supplied to us show 70,232,007.602 shares of AMG GW&K Core Bond Fund in respect to the Meeting of Shareholders of said fund to be held on May 4, 2015.

D.F. King & Co., Inc. has tabulated 35,277,568 shares, which is 50.23% of the outstanding shares. A breakdown of the vote, by proposal, is attached.

At your request, we have tabulated the proxies received, but do not guarantee the authenticity of the signatures thereon, or assume any responsibility for the legality of any proxy.

Sincerely,

Enrique Negron

Vice president

Enclosures

Special Meeting of Shareholders	SCRIPT
2:00 p.m., E.T., May 4, 2015

AMG GW&K CORE BOND FUND

BALLOT

APPROVAL OR DISAPPROVAL OF PROPOSAL OF AMG GW&K CORE BOND FUND

VOTE ON PROPOSAL	FOR	AGAINST	ABSTAIN
Approval of a new subadvisory agreement between the Investment Manager and Gannett Welsh & Kotler, LLC with respect to the Fund.	☑	☐	☐

Donald S Rumery	24,956,167
Name of shareholder	Number of shares represented

7

Special Meeting of Shareholders	SCRIPT
2:00 p.m., E.T., May 4, 2015

AMG GW&K CORE BOND FUND

BALLOT

APPROVAL OR DISAPPROVAL OF PROPOSAL OF AMG GW&K CORE BOND FUND

VOTE ON PROPOSAL	FOR	AGAINST	ABSTAIN
Approval of a new subadvisory agreement between the Investment Manager and Gannett Welsh & Kotler, LLC with respect to the Fund.	☐	☑	☐

Donald S Rumery	715,721
Name of shareholder	Number of shares represented

7

Special Meeting of Shareholders	SCRIPT
2:00 p.m., E.T., May 4, 2015

AMG GW&K CORE BOND FUND

BALLOT

APPROVAL OR DISAPPROVAL OF PROPOSAL OF AMG GW&K CORE BOND FUND

VOTE ON PROPOSAL	FOR	AGAINST	ABSTAIN
Approval of a new subadvisory agreement between the Investment Manager and Gannett Welsh & Kotler, LLC with respect to the Fund.	☐	☐	☑

Donald S Rumery	1,226,778
Name of shareholder	Number of shares represented

7